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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               -------------------




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  MARCH 26, 1998
                                                  --------------

                       FASTCOMM COMMUNICATIONS CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                              0-17168                         54-1289115
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(STATE OR OTHER JURISDICTION OF CORPORATION)     (COMMISSION FILE NO.)      (IRS EMPLOYER IDENTIFICATION NO.)

                  45472 HOLIDAY DRIVE, STERLING, VIRGINIA 20166
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (703) 318-7750

                                      NONE
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             (FORMER NAME AND ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.

The Company issued the following press release on February 17, 1998.

                       FASTCOMM REPORTS ON LAWSUIT RESULTS

STERLING, Virginia, February 17, 1998-- FastComm Communications Corp. today announced that a jury in Fairfax, Virginia Circuit Court returned a verdict of $1,125,000 against the company and in favor of Gary Davison, the company's former Chief Operating Officer. This verdict, which awarded Davison $1,025,000 as the value of unexercised stock options and a $100,000 bonus, plus interest from April 26, 1996.

This verdict came in the first of two lawsuits filed by Davison. The other, for wrongful termination, is scheduled to go to trial in June of this year.

Commenting on the verdict, company President Peter Madsen remarked, "We are very disappointed with the jury's verdict and believe there are a number of grounds on which it could be overturned. The Company will vigorously and fully pursue its rights, including an appeal.

Forward looking statements are made in this release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward looking statements are subject to risks and uncertainties, including, without limitation, the timing of new announcements or introductions by the Company and its competitors, the hiring and retention of key employees, competitive pricing pressures, dependence on third party for components and products, and general economic conditions in the United States and international markets and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

                                             FASTCOMM COMMUNICATIONS CORPORATION
                                             -----------------------------------
                                                 (Registrant)

March 27, 1998

                                             By: /s/ Mark H. Rafferty
                                             -----------------------------------
                                             Name:  Mark H. Rafferty
                                             Title: Vice President and
                                                    Chief Financial Officer


                                       2.